UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 14, 2006

MONSANTO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16167	43-1878297
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

800 North Lindbergh Boulevard
St. Louis, Missouri		63167
(Address of principal executive offices)		(Zip Code)

(314) 694-1000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 14, 2006, Monsanto Company (“Monsanto”), Monsanto Sub, Inc., a newly-formed, wholly-owned subsidiary of Monsanto (“Merger Sub”), and Delta and Pine Land Company (“Delta”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, at the Effective Time (as defined in the Merger Agreement), Merger Sub will be merged with and into Delta, with Delta continuing as the surviving corporation and a wholly-owned subsidiary of Monsanto (the “Merger”).  At the Effective Time, each issued and outstanding share of common stock of Delta (including any preferred stock purchase rights associated therewith) and each issued and outstanding share of Series M Convertible Non-Voting Preferred Stock of Delta (excluding, in each case, any shares held by Delta as treasury stock, Dissenting Shares (as defined in the Merger Agreement) and any shares held by Monsanto or any subsidiary of Monsanto) will be canceled and converted into the right to receive $42.00 in cash.

The conditions to the closing of the Merger include, among other things: (i) the Merger Agreement being approved and adopted by the stockholders of Delta in accordance with the Delaware General Corporation Law and the Restated Certificate of Incorporation of Delta; (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated, and the expiration or termination of any waiting or similar period under the competition laws of Spain and there is not any law, regulation, judgment, injunction or other order or legal restraint, in each case related to antitrust or competition matters preventing consummation of the merger (the conditions to closing described in this clause (ii) being referred to herein as the “Antitrust Condition”); (iii) there not having occurred any change that, individually or in the aggregate, would have a Material Adverse Change (as defined in the Merger Agreement); and (iv) other customary conditions.

Pursuant to the terms of the Merger Agreement, Monsanto and Delta have agreed to take all steps necessary to obtain (a) from the Mississippi Supreme Court a continuance of up to twelve months of any hearing on, or decision in, Delta and Pine Land Company v. Monsanto Company, et al, No. 05-M-00015-SCT consolidated with No. 05-M-00016-SCT (the “Supreme Court Case”) and (b) to the extent necessary, from the Circuit Court of the First Judicial District of Bolivar County, a stay of Delta and Pine Land Company v. Monsanto Company, et al, Civil Action No. 2000-1 (the “Lower Court Case” and, together with the Supreme Court Case, the “Litigation”).  In addition, under the terms of the Merger Agreement, Monsanto and Delta have agreed that they will not, and will cause their affiliates not to, prosecute any claims they may have in respect of or otherwise pursue the Litigation and, in the event the parties are unable to obtain (or attain the maintenance of) such stay or continuance from any court with jurisdiction to grant such stay or continuance, Monsanto and Delta have agreed to take all steps necessary to obtain a dismissal of the Litigation without prejudice with leave to refile in (and only in) the same forum, with such obligations being subject to the other terms set forth in the Merger Agreement.

The Merger Agreement requires that the transactions contemplated thereby be consummated on or before February 14, 2007, provided that such date will automatically be extended until August 14, 2007 in the event that the Antitrust Condition has not been satisfied on or before February 14, 2007 (the date by which the transactions contemplated by the Merger Agreement must be consummated, after giving effect to the extension contemplated by this sentence, is referred to herein as the “Outside Date”).  Under the terms of the Merger Agreement, Monsanto has agreed to use its reasonable best efforts to ensure that (i) no requirement for a waiver, consent or approval of the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, any State Attorney General or other Governmental Entity (as defined in the Merger Agreement), (ii) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding, and (iii) no other matter relating to any Antitrust Law (as defined in the Merger Agreement), would preclude consummation of the Merger by the Outside Date, including promptly offering to divest (x) the United States cotton seed business acquired by Monsanto in 2005, including the Stoneville® and NexGen® brands, along with substantially all the United States assets acquired in that transaction, or to the extent those assets no longer exist or exist in a different form, substantially equivalent assets, and (y) a license to Monsanto’s currently commercialized cotton traits (i.e., the traits marketed under the following trademarks: Roundup Ready®, Roundup Ready® Flex, Bollgard® and Bollgard® II) on terms with respect to financial terms and stacking rights at least as favorable as contained in any existing commercial license to those traits.

Subject to the terms of the Merger Agreement, in the event that the Merger Agreement is terminated due to the fact that the Merger has not been consummated on or before the Outside Date and certain other circumstances that are specified in the Merger Agreement then exist, including if at such time the Antitrust Condition has not been satisfied, then (i) Monsanto will be required to pay to Delta $600 million and (ii) upon making such payment, the Litigation will be terminated and extinguished in all respects.

Subject to the terms set forth in the Merger Agreement, Delta is permitted to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement).  If it does so, the Litigation will be terminated and extinguished in all respects, but no termination or similar fee will be payable by Delta in connection therewith.  In addition, subject to the terms of the Merger Agreement, the Board of Directors of Delta (the “Delta Board”) may, if it determines in good faith, after consultation with outside legal counsel, that failure to do so would result in a breach of its fiduciary duties to its stockholders, among other things, withdraw the approval of the Merger Agreement or recommend that its stockholders reject the Merger Agreement.  In the event that the Merger Agreement is terminated by Monsanto as a result of any such actions taken by the Delta Board, and if at the time of such action by the Delta Board, the Delta Board had not received a written proposal or written indication of interest (whether or not publicly announced) from a person with respect to an Acquisition Transaction (as defined in the Merger Agreement), then Delta will be required to pay Monsanto $15 million and the parties will thereafter be permitted to pursue any and all rights and remedies that they may have in respect of the Litigation.  The Merger Agreement may also be terminated by Delta or Monsanto for the other reasons set forth therein and the reason for such termination will determine whether the Litigation terminates or continues and whether any fees are payable in connection therewith.  For additional information with respect to the ability of the parties to terminate the Merger Agreement and the consequences of any such termination, including the impact any such termination would have on the Litigation, please refer to the Merger Agreement, including Article 9 thereof.

A copy of the Merger Agreement is attached to this filing as Exhibit 2.1 and is incorporated herein by reference, and the foregoing summary of the terms and conditions of the Merger Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01               Other Events.

In addition, contemporaneously with the execution of the Merger Agreement, Delta, Monsanto and the other parties named therein entered into three settlement agreements (collectively, the “Settlement Agreements”), pursuant to which the parties agreed to resolve six arbitrations and litigations and numerous other commercial disputes between them.  Under the terms of the Arbitration Settlement Agreement (attached as Exhibit 99.3 to this filing), Delta, Monsanto, and D&M Partners agreed to dismiss with prejudice all claims and counterclaims asserted in the arbitration proceeding styled Monsanto Company v. Delta & Pine Land Company, No. 30 Y 133 00564 04, under the jurisdiction of the American Arbitration Association, and to modify and clarify certain provisions of the parties’ United States Bollgard® Gene License and Seed Services Agreement, Roundup Ready® Gene License and Seed Services Agreement, and Marketing Services Agreement, regarding germplasm royalties, sublicensing rights, seed services payments, marketing services payments, and other terms of those agreements.

Copies of the Settlement Agreements are attached to this filing as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference, and the foregoing summary of the terms and conditions of the Settlement Agreements is qualified in its entirety by reference to such exhibits.

On August 15, 2006, Monsanto and Delta issued a joint press release announcing, among other things, the execution and delivery of the Merger Agreement. A copy of the press release is attached as Exhibit 99.4 hereto.

Additional Information

In connection with the proposed Merger, Delta will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information.  Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Delta, without charge, at the SEC’s Internet site (www.sec.gov).  These documents may also be obtained for free from Delta’s Investor Relations web site (http://www.deltaandpine.com ) or by directing a request to Delta at: Delta and Pine Land Company, Corporate Offices, P.O. Box 157, Scott, MS 38772.

Neither the press release attached as Exhibit 99.4 nor this filing should be considered a solicitation by Monsanto or Merger Sub of a proxy from any Delta stockholder.  However, under SEC rules, Delta and its directors and executive officers and other members of management and Monsanto and Merger Sub and their respective directors and executive officers and other members of management are potential participants in the solicitation of proxies from stockholders of Delta in respect of the proposed Merger.  Information regarding Delta’s directors and executive officers is available in Delta’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on November 29, 2005.  Information regarding Monsanto’s directors and executive officers, some of whom also serve as the directors and executive officers of Merger Sub, is available in Monsanto’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on December 14, 2005.  Additional information regarding the interests of such potential participants in the proposed Merger will be included in the proxy statement to be filed with the SEC.

Item 9.01.              Financial Statements and Exhibits.

(c)                 Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 14, 2006, by and among Monsanto Company, Monsanto Sub, Inc. and Delta and Pine Land Company.

99.1	Settlement Agreement I, made as of August 14, 2006, among Delta and Pine Land Company, D&M International LLC, D&PL International Technology Corp. and Monsanto Company.

99.2	Settlement Agreement II, made as of August 14, 2006, among Delta and Pine Land Company, D&M Partners and Monsanto Company.

99.3	Arbitration Settlement Agreement, made as of August 14, 2006, among Delta and Pine Land Company, D&M Partners and Monsanto Company.

99.4	Joint Press Release issued by Monsanto Company and Delta and Pine Land Company on August 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 18, 2006

MONSANTO COMPANY

By:	/s/ Nancy Hamilton
Name: Nancy Hamilton
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 14, 2006, by and among Monsanto Company, Monsanto Sub, Inc. and Delta and Pine Land Company.

99.1	Settlement Agreement I, made as of August 14, 2006, among Delta and Pine Land Company, D&M International LLC, D&PL International Technology Corp. and Monsanto Company.

99.2	Settlement Agreement II, made as of August 14, 2006, among Delta and Pine Land Company, D&M Partners and Monsanto Company.

99.3	Arbitration Settlement Agreement, made as of August 14, 2006, among Delta and Pine Land Company, D&M Partners and Monsanto Company.

99.4	Joint Press Release issued by Monsanto Company and Delta and Pine Land Company on August 15, 2006.